Integra LifeSciences Appoints Rhonda Germany Ballintyn as Director
PLAINSBORO, N.J., January 9, 2019 (GLOBE NEWSWIRE) -- Integra LifeSciences Holdings Corporation (Nasdaq:IART), a leading global medical technology company, today announced the appointment of Rhonda Germany Ballintyn to its board of directors, effective today. Ms. Germany Ballintyn’s appointment will return the company’s board to nine members following the death of James M. Sullivan in September 2018.
Ms. Germany Ballintyn also will serve on the board’s compensation committee.
“We are thrilled to have Rhonda join us on Integra’s board,” said Stuart Essig, chairman of the Integra board of directors. “She has a demonstrated record of achievement across multiple industries and her decades of management, marketing and strategy experience are a terrific complement to an already seasoned and diverse board.”
Ms. Germany Ballintyn, 62, was the corporate vice president, chief strategy and marketing officer at Honeywell International Inc. from November 2002 until her retirement in March 2017, responsible for developing and driving Honeywell’s growth strategies worldwide and leading the company’s annual strategic planning process.
Prior to Honeywell, Ms. Germany Ballintyn was with Booz, Allen & Hamilton, where she served as vice president, partner, board member and member of the board’s personnel committee. Prior to Booz, Allen & Hamilton, Ms. Germany Ballintyn ran an independent consulting firm specializing in strategic planning. She also held management positions at Chem Systems Inc. and Union Carbide.
Ms. Germany Ballintyn earned a bachelor’s degree in chemical engineering from the University of Michigan and an MBA in finance from the University of Connecticut.
“Given our long-term growth aspirations, Rhonda’s leadership at Honeywell, a Fortune 100 company with a long history of execution excellence, is highly relevant to Integra,” said Peter Arduini, president, chief executive officer and director. “We will benefit from Rhonda’s insight, and I look forward to working with her.”
In addition to serving on the Integra board of directors, Ms. Germany Ballintyn is a member of the board of directors of Hypertherm, Inc., a private manufacturer of industrial cutting solutions; Univar Inc., a public distributor of chemistry and related products and services; Aegion Corporation, a public provider of pipeline services; and UMUC Ventures, a nonprofit holding company created by the University of Maryland University College to acquire, develop and sell new products and businesses generating revenues for the university.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, CertasTM, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™.  For the latest news and information about Integra and its brands, please visit www.integralife.com.
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ from predicted results. Forward-looking statements include, but are not limited to, future financial performance, new product development, governmental approvals, market potential and resulting sales as well as potential therapeutic applications, and additional acquisitions. These risks and uncertainties include market conditions and other factors beyond the Company's control and the economic, competitive, governmental, technological and other factors identified under the heading "Risk Factors" included in item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2017 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results. These forward-looking statements are made only as the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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